UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 17, 2011

(Date of Report – date of earliest event reported)

DATALINK CORPORATION

(Exact name of registrant as specified in charter)

Minnesota

(State or other jurisdiction of incorporation or organization)

00029758	41-0856543
(Commission File No.)	(IRS Employer Identification No.)

8170 Upland Circle, Chanhassen, MN 55317-8589

(Address of principal executive offices)

952-944-3462

(Registrant’s telephone number, including area code)

(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           Amendment of the Employment Agreement with Mr. Lidsky.  On January 17, 2011, we amended the employment agreement with Paul Lidsky, our President and Chief Executive Officer (the “Amendment”).  Mr. Lidsky’s employment agreement was entered into on July 20, 2009 (the “Employment Agreement”).  The Amendment reflects the removal of any provision as to the vesting of the Stock Option (as defined in the Employment Agreement) in the event of a Change of Control (as defined in the Employment Agreement) as long as the Compensation Committee, as constituted before such Change of Control event, determines in its sole discretion, and expressly authorizes, the acceleration of vesting of the Stock Option.  All other Change of Control requirements remain unchanged in the Employment Agreement.  A conformed copy of Mr. Lidsky’s Employment Agreement reflecting all amendments through January 17, 2011 is filed as Exhibit 10.1 to this Current Report on Form 8-K.

(e)           Restricted Stock Grant.  On January 17, 2011, our Compensation Committee awarded 115,000, 43,000 and 51,000 restricted shares of our common stock, $0.001 par value per share, to Paul Lidsky, Shawn O’Grady, our Executive Vice President of Strategy & Field Operations, and Gregory Barnum our Vice President of Finance and Chief Financial Officer, respectively, under our 2009 Stock Plan.

(f)            On January 17, 2011, our Compensation Committee approved the following items:

(i)            Base Salaries.  Base salaries for Messrs. Lidsky, O’Grady, and Barnum were set at $375,000, $289,000, and $262,000, respectively, effective as of January 1, 2011.

(ii)           2011 Bonus Program.  We set the percentages of the 2011 bonuses available for Messrs. Lidsky, O’Grady, and Barnum that each may earn for achievement of 100% of our 2011 bonus target at 80%, 60% and 50%, respectively, of their base salaries with such percentages adjusted according to the bonus plan if 100% of the 2011 bonus target is not achieved or is exceeded.  The 2011 bonus target is based on a combination of performance and objective criteria.  The performance criteria will account for 75% of the total 2011 bonus target and consists of net revenues and non-GAAP operating income, as internally computed.  The objective criteria will account for 25% of the total 2011 bonus target and will be allocated based on revenues for products and services, certain account executives achieving their gross margin quota, and a certain business unit meeting subjective criteria established by the Compensation Committee.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits:

10.1         Employment Agreement dated July 20, 2009, as amended, with Paul F. Lidsky.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 21, 2011

DATALINK CORPORATION

By:	/s/ Gregory T. Barnum
Gregory T. Barnum,
Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

No.	Description	Manner of Filing
10.1	Employment Agreement dated July 20, 2009, as amended, with Paul F. Lidsky.	Filed Electronically